Golden Phoenix Pays Off Remaining $1 Million Debt

To Crestview Capital – Successful Conclusion To Debt Restructuring

SPARKS, NV, AUGUST 17, 2010 – Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) announced today that it has paid off the remaining $1 million of secured debt borrowed from Crestview Capital Master, LLC (“Crestview”).  “Golden Phoenix has paid off all its obligations to Crestview Capital,” stated Tom Klein, CEO of Golden Phoenix. “This payoff represents a successful conclusion to our debt restructuring efforts. We are now poised to begin advancing our Royalty Mining growth strategy.”

In connection with the previously announced block sale of Scorpio Gold Corporation common stock, the Company directed a portion of its cash proceeds from the sale of Scorpio Gold shares to the repayment in full of its indebtedness to Crestview in the principal amount of $1 million plus accrued interest.

Upon the Company’s repayment of its secured debt, Crestview released its security interest in the Company’s membership interest in Mineral Ridge Gold, LLC (the “LLC”), the joint venture entity that owns and operates the Mineral Ridge property with Scorpio Gold.

The Company continues to retain its current thirty percent (30%) membership interest in Mineral Ridge Gold, LLC, the joint venture entity that owns and operates the Mineral Ridge property with Scorpio.

Please visit the Golden Phoenix website at: http://www.golden-phoenix.com.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to delivering shareholder value by acquiring, developing and mining superior precious and strategic metal deposits throughout the Americas using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix is a 30% joint venture partner with Scorpio Gold on the Mineral Ridge gold and silver property near Silver Peak, Nevada, and owns the Adams Mine and Duff Claim Block near Denio, Nevada, and the Northern Champion molybdenum mine in Ontario, Canada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by officers of the Company, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and base and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in restarting or expanding production at the Company’s mines; the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.

For More Information Contact:
Golden Phoenix Minerals, Inc.
Robert Ian, Director of Corporate Communications (775) 453-4741
robertian@golden-phoenix.com